Prudential

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
2101 Welsh Road
Dresher, PA 19025

Prudential FlexGuard℠ Advisor indexed variable annuity

Flexible Premium Deferred Index-Linked Variable Annuity

Issued by Prudential Annuities Life Assurance Corporation *(PALAC)*

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

☐ Natural Person(s) ☐ UGMA/UTMA ☐ Custodian ☐ Trust - *(Submit the Certificate of Entity Ownership for Trusts form with this application.)*

☐ Other (Non-Qualified Entity Only) - *(Submit the Certificate of Entity Ownership for Businesses, Charities or other Non-Qualified Entities form with this application.)*

B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Street address | City | State | Zip

Home phone | Mobile phone | Email address

C. JOINT OWNER - Not available if Owner is a Custodian, Trust , Non-Qualified Entity or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address | City | State | Zip

Home phone ______ Relationship to Owner ______

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Trust, Custodian or Non-Qualified Entity.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address | City | State | Zip

Home phone | Mobile phone | Email address

RILA-APP-I(3/21)
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ORD 310168

1. OWNERSHIP INFORMATION *(continued)*

E. OPTIONAL OTHER ANNUITANT

For Custodial IRA contracts your Optional Other Annuitant must be a **Contingent Annuitant**. For Non-Qualified contracts your Optional Other Annuitant must be a **Joint Annuitant**.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ____________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ____________ Date of birth *(mm/dd/yyyy)* ____________

Name *(First, Middle, Last, Suffix)* ____________ ☐ Address Same as Owner

Street address ____________ City ____________ State ____________ Zip ____________

Home phone ____________ Relationship to Owner ____________

2. BENEFICIARY INFORMATION

- Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected.
- Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%.
- For more than 3 beneficiaries, use section 6 to provide all information requested below for each beneficiary.
- For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary.

Social Security Number *(all 9 digits required)* or Tax ID ____________ Date of birth *(mm/dd/yyyy)* ____________ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)* ____________ Relationship ____________ Percentage ______ %

Street address ____________ City ____________ State ____________ Zip ____________

Telephone Number ____________ Email address ____________

TRUSTEE NAME AND DATE OF TRUST ***REQUIRED ONLY*** *IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name ____________ Date of Trust *(mm/dd/yyyy)* ____________

Social Security Number *(all 9 digits required)* or Tax ID ____________ Date of birth *(mm/dd/yyyy)* ____________ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)* ____________ Relationship ____________ Percentage ______ %

Street address ____________ City ____________ State ____________ Zip ____________

Telephone Number ____________ Email address ____________

Social Security Number *(all 9 digits required)* or Tax ID ____________ Date of birth *(mm/dd/yyyy)* ____________ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)* ____________ Relationship ____________ Percentage ______ %

Street address ____________ City ____________ State ____________ Zip ____________

Telephone Number ____________ Email address ____________

RILA-APP-I(3/21)

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ORD 310168

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ IRA ☐ Roth IRA ☐ SEP-IRA: *Are you Self Employed?* ☐ *YES* ☐ *NO*
(For SEP-IRA, additional information is required in section 6.)

B. PURCHASE PAYMENT(S)

Source of Funds	Payment Type Qualified	Payment Type Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] _______	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] _______	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] _______	☐ 1035 Exchange ☐ Contribution	$		

Total Expected Amount $ ____________

[1] If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed.*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

RILA-APP-I(3/21)
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ORD 310168

4. INDEX EFFECTIVE DATE: *ONE OPTION MUST BE CHOSEN*

We will issue your Contract once we receive this application, the first Purchase Payment and other required documents in Good Order. **Note: any additional Purchase Payments received after the initial allocation to the Index Strategies (Index Effective Date) will be allocated to the Holding Account, unless other Variable Options are provided, and cannot be invested in the Index Strategies until the following Index Anniversary.**

Index Strategy Rates:

If you allocate into the Index Strategies on any day between the day we issue your Contract and Day 30, you will receive the Index Strategy Rates in effect on the day that we issue your Contract.

If you allocate into the Index Strategies more than 30 days after we issue your Contract, you will receive the Index Strategy Rates in effect on that date ("current rates").

Choose one option:

☐ **Earliest Index Effective Date:** We will issue your Contract and allocate your first Purchase Payment to any Variable Options and Index Strategies indicated. If you choose any Index Strategy, we will apply the Index Strategy Rates in effect on the Issue Date of the Contract.

☐ **Defer Index Effective Date for 30 Days:** We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Holding Account for 30 days. We will automatically transfer any Account Value in the Holding Account to the Index Strategies on Day 30 using the Index Strategy Rates in effect on the Issue Date of the Contract.

☐ **Defer Index Effective Date Until a Specific Date:** We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Holding Account. We will automatically transfer any Account Value in the Holding Account into the Index Strategies on ______________________ (date of your choice) using the applicable Index Strategy Rates.

☐ **Defer Index Effective Date Until a Later Date:** We will issue your Contract and allocate your first Purchase Payment only to the Variable Options (totaling 100%) indicated in Section 5. You must contact the Service Center to reallocate into the Index Strategies using the applicable Index Strategy Rates. Choose this option if you plan to initially invest 100% in the Variable Options.

5. ALLOCATION OPTIONS - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

We will only allow allocation to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates. Please see the prospectus for additional details.

IIndex Strategies

Point to Point with Cap Rate

______	MSCI EAFE	1 Year	10% Buffer
______	S&P 500®	1 Year	10% Buffer
______	MSCI EAFE	1 Year	15% Buffer
______	S&P 500®	1 Year	15% Buffer
______	S&P 500®	1 Year	100% Buffer
______	MSCI EAFE	3 Year	10% Buffer
______	MSCI EAFE	3 Year	20% Buffer
______	S&P 500®	3 Year	10% Buffer
______	S&P 500®	3 Year	20% Buffer
______	MSCI EAFE	6 Year	20% Buffer
______	S&P 500®	6 Year	20% Buffer

Step Rate Plus

______	MSCI EAFE	1 Year	5% Buffer
______	S&P 500®	1 Year	5% Buffer
______	S&P 500®	1 Year	10% Buffer

Tiered Participation Rate

______	MSCI EAFE	6 Year	5% Buffer
______	S&P 500®	6 Year	5% Buffer
______	MSCI EAFE	6 Year	10% Buffer
______	S&P 500®	6 Year	10% Buffer

RILA-APP-I(3/21) Page 4 of 9 (All pages must be returned) ORD 310168

Page 5 of 9 (All pages must be returned) ORD 310168RILA-APP-I(3/21) 5. ALLOCATION OPTIONS (continued) - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS Percentages among the Index Strategies and Variable Options must total 100%. Total % Variable Options Domestic Equity Large-Cap Value MFS® Value Series – Initial Class International Equity MFS® International Growth Portfolio – Initial Class Asset Allocation MFS® Total Return Series – Initial Class Domestic Fixed Income MFS® Total Return Bond Series – Initial Class Money Market (Holding Account) PSF Government Money Market Portfolio – Class I 6. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, address, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • SEP-IRA (include Employer name, address and Employer Plan No.(if available).) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions 7. FINANCIAL PROFESSIONAL AUTHORIZATION Do you authorize your Financial Professional to perform Contract Maintenance and provide Allocation Instructions as defined in the Definitions and Disclosures? Yes No Perform Contract Maintenance Yes No Provide Allocation Instructions If not checked we will assume that your answers are “YES.” The contract owner can revoke this authorization by calling 800-513-0805. If you wish to authorize an additional financial professional to provide advisory services to you in connection with this annuity, you must complete the appropriate form(s).

ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise. ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner. If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law. COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison. KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law. ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. 8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. Page 6 of 9 (All pages must be returned) ORD 310168RILA-APP-I(3/21)

Page 7 of 9 (All pages must be returned) ORD 310168RILA-APP-I(3/21) • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I have received a current prospectus for this annuity; and • The value of the contract may be affected by an external index, but the contract does not directly participate in any index; and • The Holding Account is not guaranteed and may lose value; and • If I take a Partial Withdrawal, Surrender my Annuity, request a transfer, or annuitize my Annuity prior to completion of an Index Term, Prudential will use an Interim Value to determine the fair market value of my Index Strategy on the Valuation Day of the transaction; and • Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and • If I have purchased another Non-Qualified Annuity from PALAC or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • Any investment advisory services provided to me in connection with this Annuity are not provided by PALAC or Prudential Annuity Distributors, Inc. (“PAD”) and neither PALAC nor PAD are responsible for, and will not be liable to me for, such investment advisory services; and • Any investment advisory fee I will pay for advisory services is in addition to and separate from the fees and expenses of this Annuity; and • To the best of my knowledge and belief the statements made in this application are true and complete. By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements: 8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued)

Page 8 of 9 (All pages must be returned) ORD 310168RILA-APP-I(3/21) 8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) Joint Owner Signature Date of Signature (mm/dd/yyyy) Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) If signing on behalf of a custodian or Non-Qualified Entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE SIGN HERE SIGN HERE TITLE (if any)

Page 9 of 9 (All pages must be returned) ORD 310168RILA-APP-I(3/21) 9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by PALAC. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current PALAC approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that PALAC and its affiliates will rely on this statement. A. FINANCIAL PROFESSIONAL(S) USE ONLY Percentage % ID Number Telephone Number Email address Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Name (First, Middle, Last ) B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) Financial Professional Signature Date of Signature (mm/dd/yyyy) Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE SIGN HERE